Exhibit 99.1

FOR IMMEDIATE RELEASE

At the Company
Becky Niiya	Jeffrey Goeser
Director, Corporate Communications	Managing Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Strong Fiscal Year 2019 Earnings

GAAP Diluted EPS $3.96; Non-GAAP Diluted EPS $4.13(1)

Net New Client Assets of $93B, 7% Annualized Growth Rate

Capital Return of 72% of Non-GAAP Net Income

Move to Zero Commissions Expected to Have 15-16% Adverse Impact on Net Revenues

OMAHA, Neb., October 21, 2019 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for its 2019 fiscal year.

The company’s results for the fiscal year ended Sept. 30, 2019 include the following:(2)

•	Record net new client assets of approximately $93 billion, a year-over-year growth rate of 7 percent

•	Record average client trades per day of approximately 860,000, up 6 percent year over year

•	Record net revenues of $6 billion, up 10 percent year over year

•	Ending client assets of approximately $1.3 trillion, up 2 percent year over year

•	$3.96 in GAAP earnings per diluted share, up 53 percent year over year, on net income of $2.2 billion

•	$4.13 in Non-GAAP earnings per diluted share,(1) up 24 percent year over year

•	Pre-tax GAAP income of $2.9 billion, or 49 percent of net revenues, versus 35 percent of net revenues for the comparable prior period

•	Ending interest rate-sensitive assets of $160 billion, up 9 percent year over year

“Fiscal 2019 was another good year for TD Ameritrade, as we enhanced the investing experience for our clients and delivered strong results across all core metrics. We saw record trading in the fiscal year, averaging 860,000 trades per day, and gathered a record $93 billion in net new client assets, driven by strong asset gathering from both our institutional and retail channels,” said Tim Hockey, president and chief executive officer, TD Ameritrade. “It was a year of significant accomplishment and change as we took full advantage of our scale to deliver on our financial targets, diversify revenue, and further increase our operational efficiency.”

“Despite the volatile year in the market and interest rate variations, our strong full-year results demonstrate the strength of the diversity of our business,” said Steve Boyle, executive vice president and chief financial officer, TD Ameritrade. “Integrating greater efficiency and long-term resiliency throughout our business has allowed us to keep expense growth in check, making it easier for us to respond to shifting market and competitive dynamics.”

Fourth Quarter 2019 Results

TD Ameritrade also released results for the quarter ended Sept. 30, 2019, which include the following: (2)

•	Net revenues of $1.6 billion, 65 percent of which were asset-based

•	$1.00 in GAAP earnings per diluted share, up 25 percent year over year, on net income of $551 million

•	$1.05 in Non-GAAP earnings per diluted share,(1) up 14 percent year over year

•	Pre-tax GAAP income of $741 million, or 48 percent of net revenues, versus 44 percent of net revenues versus prior year

•	Net new client assets of approximately $22 billion, an annualized growth rate of 7 percent

•	Average client trades per day of approximately 837,000, up 5 percent year over year

Company Hosts Conference Call

TD Ameritrade will hold its September Quarter conference call tomorrow morning, Oct. 22, 2019, at 8:30 a.m. EDT (7:30 a.m. CDT) to take questions from analysts. Participants may listen to the conference call by dialing 866-393-4306. Management’s remarks and a company overview are now available on the “Investor Relations” page of www.amtd.com under the “Earnings” header. Conference call participants are encouraged to reference these materials prior to the call.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 9987126 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on Oct. 22, 2019. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on Oct. 29, 2019. A transcript of the call will be available on the company’s corporate website, www.amtd.com, via the “Earnings” page beginning Wednesday, Oct. 23, 2019.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, is available via the company’s Calendar which is located on the “Investor Relations” page of www.amtd.com.

Expected Impacts of Zero Commision Environment

Effective Oct. 3, 2019, TD Ameritrade eliminated commissions for its online exchange-listed stock, ETF and option trades, moving from $6.95 to $0. As previously disclosed, the company expects this decision to have a revenue impact of approximately $220-240 million per quarter, or approximately 15-16 percent of net revenues, based on June Quarter fiscal 2019 revenue.

“We were well positioned to quickly respond and are entering the new zero-commission environment from a position of strength. TD Ameritrade has been taking market share with a premium price point, and now with zero commissions, we’re even more confident in our competitive position and total value proposition. With price no longer in the mix, we will compete on the value of our offering with an exceptional client experience via our award-winning platforms and investor education, cutting-edge technology, and a full range of offerings,” Hockey continued. “We are working diligently to take advantage of new revenue opportunities and control expenses to replace the lost economics.”

Regarding fiscal year 2020 expectations, Boyle said: “The commission pricing changes implemented on October 3 represent near-term challenges for us. However, our focus is on balancing them with the long-term opportunity. Earnings are expected to decline in the first quarter of fiscal year 2020, but with a stronger competitive position, we expect to see stronger organic growth. TD Ameritrade is methodically working on new plans for profitable growth and will take measured strategic actions as needed. We will continue to invest in our business and expect results to provide significant shareholder value.”

$0 commission applies to online U.S. exchange-listed stocks, ETFs, and option trades. $0.65 per options contract fee applies to options trades, with no exercise or assignment fees. A $6.95 commission applies to online trades of over-the-counter (OTC) stocks which includes stocks not listed on a U.S. exchange.

Capital Management

During the 2019 fiscal year, the company paid $667 million in cash dividends, which included four quarterly dividends of $0.30 per share.

The company will increase its quarterly cash dividend by $0.01 per share for fiscal 2020 to $0.31, a 3 percent increase from fiscal 2019. It has declared a $0.31 per share quarterly cash dividend, payable on Nov. 19, 2019 to all holders of record of common stock as of Nov. 5, 2019.

During the September Quarter, the company paid $295 million in cash to repurchase 5.8 million shares, and the board authorized an additional 30 million shares for repurchases. As of Sept. 30, 2019, the company has 32 million shares remaining for share repurchases under its stock repurchase programs.

Fiscal 2020 Outlook

The company has also released its outlook for the 2020 fiscal year, which reflects a range of $4.9 billion to $5.3 billion in revenue and a range of $2.8 billion to $3.0 billion of GAAP operating expense.

More information on the fiscal 2020 forecast is available in the company overview document, located on the “Investor Relations” page of www.amtd.com under the “Earnings” heading.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Forward-Looking Statements Subject to Risks, Uncertainties and Assumptions

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, the forward-looking statements contained in this document include all statements made under the captions “Expected Impacts of Zero Commission Environment” and “Fiscal 2020 Outlook” above.

These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. In particular, we need to introduce new products and services and update or enhance existing products and services to remain competitive. Inability to do so could have adverse effects on our business and results of operations. Other risks, uncertainties and assumptions that could cause our actual results or performance to differ materially from those contained in our forward-looking statements include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; client and counterparty credit risks; clearing function risks; systemic risk; aggressive competition; information system risks, network security risks; investment advisory services risks; merger and acquisition risks; external service provider risks; employee misconduct risks; LIBOR phase-out risks; new laws, rules, regulations and regulatory guidance affecting our business; net capital requirements; extensive regulation and regulatory uncertainties; and litigation, investigations and proceedings involving our business. We also are subject to other risks, uncertainties and assumptions set forth under Item 1A. – Risk Factors of the Company’s annual report on Form 10-K for the fiscal year ended Sept. 30, 2018 and in other periodic reports of the Company filed with the SEC after that Form 10-K, as well as the risk that our risk management practices may leave us exposed to unidentified or unanticipated risks.

Our forward-looking statements speak only as of the date on which they were made. We undertake no obligation to publicly update or revise such statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

TD Ameritrade provides investing services and education to approximately 12 million client accounts totaling approximately $1.3 trillion in assets, and custodial services to more than 7,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of approximately 800,000 trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) / SIPC (www.SIPC.org)

[1]	See attached reconciliation of non-GAAP financial measures.

[2]	Please see the Glossary of Terms, located in the “Investor relations” section of www.amtd.com under the “Financial Reports” heading for more information on how these metrics are calculated.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$502	$477	$482	$2,002	$1,969
Asset-based revenues:
Bank deposit account fees	437	421	392	1,717	1,541
Net interest revenue	413	383	356	1,533	1,272
Investment product fees	155	151	142	586	557

Total asset-based revenues	1,005	955	890	3,836	3,370
Other revenues	51	59	26	178	113

Net revenues	1,558	1,491	1,398	6,016	5,452

Operating expenses:
Employee compensation and benefits	341	325	327	1,322	1,555
Clearing and execution costs	48	59	40	209	189
Communications	36	39	38	155	179
Occupancy and equipment costs	67	67	76	267	302
Depreciation and amortization	39	38	37	148	142
Amortization of acquired intangible assets	32	31	34	125	141
Professional services	75	71	73	294	303
Advertising	85	80	75	298	293
Other	55	61	63	197	350

Total operating expenses	778	771	763	3,015	3,454

Operating income	780	720	635	3,001	1,998
Other expense (income):
Interest on borrowings	37	37	26	144	99
Gain on business-related divestiture	—	(60)	—	(60)	—
Loss on sale of investments	—	—	—	—	11
Other, net	2	—	—	(12)	1

Total other expense (income)	39	(23)	26	72	111

Pre-tax income	741	743	609	2,929	1,887
Provision for income taxes(1)	190	188	155	721	414

Net income	$551	$555	$454	$2,208	$1,473

Earnings per share - basic	$1.01	$1.01	$0.80	$3.98	$2.60
Earnings per share - diluted	$1.00	$1.00	$0.80	$3.96	$2.59
Weighted average shares outstanding - basic	547	552	567	555	567
Weighted average shares outstanding - diluted	549	554	569	557	569
Dividends declared per share	$0.30	$0.30	$0.21	$1.20	$0.84

(1)

The provision for income taxes was lower for the fiscal year ended September 30, 2018, primarily due to the realization of approximately $78 million of after-tax benefits recognized during the quarter ended December 31, 2017. These after-tax benefits were primarily attributable to the enactment of the Tax Cuts and Jobs Act.

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Sept. 30, 2019	Sept. 30, 2018
Assets:
Cash and cash equivalents	$2,852	$2,690
Segregated cash and investments	8,684	3,185
Broker/dealer receivables	2,439	1,374
Client receivables, net	20,618	22,616
Investments available-for-sale, at fair value	1,668	484
Goodwill and intangible assets	5,431	5,556
Other	2,094	1,615

Total assets	$43,786	$37,520

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$3,308	$2,980
Client payables	27,067	22,884
Long-term debt and other borrowings	3,594	2,535
Other	1,117	1,118

Total liabilities	35,086	29,517
Stockholders’ equity	8,700	8,003

Total liabilities and stockholders’ equity	$43,786	$37,520

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Key Metrics:
Net new assets (in billions)	$22.0	$19.5	$23.9	$93.1	$92.3
Net new asset growth rate (annualized)	7%	6%	8%	7%	8%
Average client trades per day	837,009	824,600	795,104	862,158	811,110

Profitability Metrics:
Operating margin	50.1%	48.3%	45.4%	49.9%	36.6%
Pre-tax margin	47.6%	49.8%	43.6%	48.7%	34.6%
Return on average stockholders’ equity (annualized)	25.6%	26.5%	22.6%	26.3%	19.2%
Net profit margin	35.4%	37.2%	32.5%	36.7%	27.0%
EBITDA(1) as a percentage of net revenues	54.5%	56.9%	50.5%	55.6%	41.6%

Liquidity Metrics:
Interest on borrowings (in millions)	$37	$37	$26	$144	$99
Interest coverage ratio (EBITDA(1)/interest on borrowings)	22.9	22.9	27.2	23.2	22.9
Cash and cash equivalents (in billions)	$2.9	$3.0	$2.7	$2.9	$2.7
Liquid assets(1) (in billions)	$2.9	$2.8	$1.1	$2.9	$1.1

Transaction-Based Revenue Metrics:
Total trades (in millions)	53.2	51.9	49.7	215.1	202.8
Average commissions per trade	$7.04	$6.92	$7.35	$7.02	$7.45
Trading days	63.5	63.0	62.5	249.5	250.0
Order routing revenue (in millions)	$128	$117	$117	$492	$458

Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$111.5	$110.3	$113.1	$112.7	$116.7
Average interest-earning assets (in billions)	35.3	32.6	29.6	32.2	30.8

Average spread-based balances (in billions)	$146.8	$142.9	$142.7	$144.9	$147.5

Bank deposit account fee revenue (in millions)	$437	$421	$392	$1,717	$1,541
Net interest revenue (in millions)	413	383	356	1,533	1,272

Spread-based revenue (in millions)	$850	$804	$748	$3,250	$2,813

Avg. annualized yield - bank deposit account fees	1.54%	1.51%	1.36%	1.50%	1.30%
Avg. annualized yield - interest-earning assets	4.58%	4.65%	4.70%	4.69%	4.07%
Net interest margin (NIM)	2.27%	2.23%	2.05%	2.21%	1.88%

(1)	See attached reconciliation of non-GAAP financial measures.

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,876,000	11,763,000	11,399,000	11,514,000	11,004,000
Funded accounts (end of period)	11,971,000	11,876,000	11,514,000	11,971,000	11,514,000
Percentage change during period	1%	1%	1%	4%	5%

Client assets (beginning of period, in billions)	$1,306.6	$1,297.1	$1,229.6	$1,297.5	$1,118.5
Client assets (end of period, in billions)	$1,327.7	$1,306.6	$1,297.5	$1,327.7	$1,297.5
Percentage change during period	2%	1%	6%	2%	16%

Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$7.6	$5.7	$3.1	$5.5	$6.8
Average annualized yield	2.10%	2.37%	2.00%	2.20%	1.37%

Interest revenue (in millions)	$41	$34	$16	$123	$95

Client margin balances:
Average balance (in billions)	$20.4	$20.6	$22.0	$20.6	$19.8
Average annualized yield	4.98%	5.19%	4.85%	5.14%	4.58%

Interest revenue (in millions)	$259	$271	$273	$1,075	$920

Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.7	$1.3	$0.9	$1.1	$0.9
Average securities lending balance (in billions)	$3.3	$3.0	$3.0	$2.8	$2.9

Net interest revenue - securities borrowing/lending (in millions)	$91	$54	$54	$248	$222

Other cash and interest-earning investments:
Average balance (in billions)	$5.6	$5.0	$3.6	$5.0	$3.3
Average annualized yield	1.88%	2.03%	1.63%	1.94%	1.26%

Interest revenue - net (in millions)	$27	$26	$15	$98	$42

Client credit balances:
Average balance (in billions)	$19.6	$19.0	$19.2	$19.3	$20.4
Average annualized cost	0.09%	0.05%	0.04%	0.06%	0.03%

Interest expense (in millions)	($5)	($2)	($2)	($11)	($7)

Average interest-earning assets (in billions)	$35.3	$32.6	$29.6	$32.2	$30.8
Average annualized yield	4.58%	4.65%	4.70%	4.69%	4.07%

Net interest revenue (in millions)	$413	$383	$356	$1,533	$1,272

Investment Product Fee Revenue:
Fee-based investment balances:
Average balance (in billions)	$267.1	$290.6	$271.6	$273.7	$252.5
Average annualized yield	0.23%	0.21%	0.21%	0.21%	0.22%

Investment product fee revenue (in millions)	$155	$151	$142	$586	$557

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions, except per share amounts

(Unaudited)

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2019		June 30, 2019		Sept. 30, 2018		Sept. 30, 2019		Sept. 30, 2018
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income and diluted EPS - (GAAP)	$551	$1.00	$555	$1.00	$454	$0.80	$2,208	$3.96	$1,473	$2.59
Non-GAAP adjustments:
Amortization of acquired intangible assets	32	0.06	31	0.06	34	0.06	125	0.22	141	0.25
Acquisition-related expenses	—	—	—	—	61	0.11	—	—	445	0.78
Income tax effect of above adjustments	(8)	(0.01)	(8)	(0.02)	(26)	(0.05)	(32)	(0.05)	(158)	(0.28)

Non-GAAP net income and non-GAAP diluted EPS	$575	$1.05	$578	$1.04	$523	$0.92	$2,301	$4.13	$1,901	$3.34

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2019		June 30, 2019		Sept. 30, 2018		Sept. 30, 2019		Sept. 30, 2018
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net income - (GAAP)	$551	35.4%	$555	37.2%	$454	32.5%	$2,208	36.7%	$1,473	27.0%
Add:
Depreciation and amortization	39	2.5%	38	2.5%	37	2.6%	148	2.5%	142	2.6%
Amortization of acquired intangible assets	32	2.1%	31	2.1%	34	2.4%	125	2.1%	141	2.6%
Interest on borrowings	37	2.4%	37	2.5%	26	1.9%	144	2.4%	99	1.8%
Provision for income taxes	190	12.2%	188	12.6%	155	11.1%	721	12.0%	414	7.6%

EBITDA - (non-GAAP)	$849	54.5%	$849	56.9%	$706	50.5%	$3,346	55.6%	$2,269	41.6%

	As of
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Liquid Assets (3)
Cash and cash equivalents - (GAAP)	$2,852	$2,953	$2,674	$5,117	$2,690
Less: Non-corporate cash and cash equivalents	(2,478)	(2,004)	(2,020)	(4,247)	(2,307)

Corporate cash and cash equivalents	374	949	654	870	383
Corporate investments	1,668	1,129	894	884	386
Excess regulatory net capital over management targets	859	689	1,061	862	296

Liquid assets - (non-GAAP)	$2,901	$2,767	$2,609	$2,616	$1,065

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)

Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and GAAP diluted EPS.

(2)

EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)

Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries’ cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

Liquid assets may be utilized for general corporate purposes and is defined as the sum of (a) corporate cash and cash equivalents, (b) corporate investments, less securities sold under agreements to repurchase, and (c) our regulated subsidiaries’ net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.